                                                                    EXHIBIT 10.7


                   AGREEMENT FOR SALE AND PURCHASE OF ASSETS

                                 BY AND AMONG

                            PARK STRUCTURES, INC.,
                         PARK STRUCTURES SALES, INC.,
                                 ALAN BAYMAN,
                                  KAY BAYMAN
                                      AND
                               KOALA CORPORATION



                                AUGUST 14, 1998

                   AGREEMENT FOR SALE AND PURCHASE OF ASSETS

          THIS AGREEMENT FOR SALE AND PURCHASE OF ASSETS ("Agreement") is made and entered into as of August 14, 1998, by and among Park Structures, Inc., a Florida corporation ("Park Structures"), and Park Structures Sales, Inc., a Florida corporation ("Park Structures Sales") (Park Structures and Park Structures Sales being referred to hereinafter collectively as "Seller"), Alan Bayman, Kay Bayman and Koala Corporation, a Colorado corporation ("Buyer").

                                   RECITALS

          A. Seller conducts a business of designing, constructing, selling and distributing outdoor play equipment and accessories for children's use in commercial settings (the "Business").

          B. Alan Bayman and Kay Bayman are the shareholders of Seller and are herein referred to as the "Shareholders."

          C. Seller, Alan Bayman and Kay Bayman desire to sell the Business and substantially all of the assets used in the Business. Buyer desires to purchase and acquire the Business and substantially all of the assets used in the Business and to assume only specific liabilities as more specifically set forth below.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

                                   ARTICLE I
                            Assets and Liabilities
                            ----------------------

     SECTION 1.1    Sale of Assets.  Subject to the terms and conditions set
                    --------------
forth in this Agreement (and except for the assets excluded as provided in Section 1.2 hereof), Seller shall sell, convey, transfer, assign and deliver to Buyer or a newly-formed subsidiary of Buyer and Buyer or such subsidiary shall purchase, all of Seller's right of title and interest in and to the Business and the assets (the "Purchased Assets") owned by Seller or used in or necessary to or useful to the Business as of the Effective Time (as hereinafter defined) including, but not limited to, the following:

                    (a) All of Seller's cash, cash equivalents and prepaid expenses;

                    (b) All of Seller's accounts receivable ("Accounts Receivable");

                    (c) Notes receivable from Warthan and Bush Paint ("Notes Receivable");

                    (d) All leasehold improvements, property, plant and equipment, and tangible personal property of all kinds owned by Seller or used or useful in the Business (the "Personal Property") including without limitation all of the furniture and fixtures, leasehold improvements, molds and tooling (the "Molds") and equipment listed on Schedule 1.1(c) attached hereto;

                    (e) All of Seller's right, title and interest in and to the name "Park Structures" and the patents, copyrights, trademarks, tradenames, logos, patterns, designs, goodwill, customer lists, trade secrets, know how, proprietary rights and other intellectual property rights owned by Seller or used in the Business (the "Intellectual Property"), including the Intellectual Property listed on Schedule 1.1(e) attached hereto;

                    (f) All forms and other supplies and expendables on order or on hand (the "Supplies");

                    (g) All of Seller's existing contract rights, commitments, purchase orders and sales orders relating to the Business and disclosed to Buyer under Section 4.18 hereof as updated pursuant to Section 4.18 (the "Assigned Contracts");

                    (h) All of Seller's franchises, licenses, registrations, files, papers, books of account, sales and marketing records, personnel files and all other books and records and files of any kind or description relating to the Business;

                    (i) Seller's finished goods, work in process and parts inventory (the "Purchased Inventory");

                    (j) All of Seller's rights in and to that certain Lease Agreement dated March 20, 1997 with Handy & Harman Electronic Materials Corporation pertaining to Seller's manufacturing facilities (the "Lease"); and

                    (k) All originals and copies of agreements, documents, tapes, maps, books, records and files in the possession of Seller or the Shareholders relating principally to the Business, including without limitation electronically stored data.

The Purchased Assets shall include all of Seller's assets described above and/or reflected in the June 30 Balance Sheet (as hereinafter defined), including without limitation Other Assets (as hereinafter defined) and any such assets acquired thereafter and prior to the Closing (as hereinafter defined) except for inventory transferred or disposed of in the ordinary course of business after June 30, 1998 or described in Section 1.2.

     SECTION 1.2    Excluded Assets.  The following assets of Seller (the
                    ---------------
"Excluded Assets") shall be excluded from the Purchased Assets:

                    (a) Seller's prepaid expenses, as set forth in Seller's December 31, 1997 balance sheet, deferred rent and other receivables as described on Schedule 1.2, as such schedule shall be updated and mutually agreed to by Seller and Buyer as of Closing.

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                    (b)  Anything to the contrary in Section 1.1
notwithstanding, the Purchased Assets shall exclude and Buyer shall not purchase the following assets of Seller: (i) a 1995 Corvette used by Alan Bayman; and
(ii) the corporate minute books and stock records of Seller and any other corporate records which pertain to the corporation organization and capitalization of Seller; provided that Buyer may receive a copy thereof at or prior to Closing.

     SECTION 1.3    Liabilities Assumed by Buyer.  As of the Closing Date (as
                    ----------------------------
hereinafter defined in Section 3.1), Buyer shall assume only the following liabilities of Seller (the "Assumed Liabilities"): (a) liabilities arising from and after the Closing Date under the Assigned Contracts and the Lease; and (b) warranty liabilities ("Assumed Warranties"), if any, to the extent of the warranty reserve reflected in the Closing Balance Sheet (as hereinafter defined in Section 3.6).

     SECTION 1.4    Liabilities Not Assumed by Buyer.  Buyer shall not assume
                    --------------------------------
any liabilities of Seller except those described in Section 1.3 hereof. In addition, Buyer shall not assume the Toyota-Lexus automobile lease referenced in
Schedule 4.15. Specifically, Buyer is not assuming any disclosed or undisclosed liabilities of any nature not included as Assumed Liabilities relating to the Business or its operation prior to the Closing Date, including any payments due suppliers under any contracts or commitments not included as Assigned Contracts, taxes of any kind, salaries, bonuses or any other amounts due Seller's employees for the period prior to the Closing Date, pension or any other liability to any of Seller's employees for the period prior to the Closing Date, or liabilities resulting from any products sold by Seller prior to the Closing Date in excess of the Assumed Warranties. Seller shall promptly pay when due or otherwise discharge all liabilities relating to the Business and its operations prior to the Closing Date that are not Assumed Liabilities; provided that Seller shall be entitled to contest any liabilities in good faith so long as no lien or charge is imposed on the Purchased Assets or Buyer as a result thereof. To the extent that Seller shall require parts or other inventory after the Closing to satisfy its warranty obligations or liabilities, Buyer shall supply such parts or other inventory to Seller at Buyer's normal and customary prices and charges which shall be commercially reasonable.

                                  ARTICLE II
                                Purchase Price
                                --------------

     SECTION 2.1    Purchase Price.  The consideration for the purchase
                    --------------
("Purchase Price") shall be as follows:

                    (a) Cash in the amount of $12,000,000.00, subject to adjustment as set forth herein (the "Cash Portion");

                    (b) Cash in an amount equal to $651,613.00, representing the cost of leasehold improvements made to the manufacturing plant covered by the Lease, net of accumulated depreciation, as reflected on the June 30 Balance Sheet (as hereafter defined);

                    (c) Cash in an amount equal to leasehold improvements made after June 30, 1998 approved by Buyer which are not greater than $30,000.00;

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                    (d)  Cash in an amount equal to $82,444.00, representing
amounts paid for furniture, fixtures and equipment, net of depreciation, from January 1, 1998 to June 30, 1998, as reflected on the June 30 Balance Sheet, and amounts paid for such items after June 30, 1998 approved by Buyer;

                    (e) The Additional Purchase Price described in Section 2.2; and

                    (f)  The amount of the Assumed Liabilities.

          The Purchase Price is based on Current Assets included in the Purchased Assets being equal to $2,540,000.00 and Other Assets being equal to $67,500.00. The Cash Portion will be increased or decreased on a dollar for dollar basis by the amount that Current Assets is more or less than $2,540,000.00 and Other Assets is more or less than $67,500.00, and will be decreased by the amount of the Assumed Warranties described in Section 1.3(b), if any. Current Assets shall mean the sum of cash, cash equivalents, accounts receivable, inventory and prepaid expenses included in the Purchased Assets. Other Assets shall mean other assets of Seller consistent with those reflected in the Reports (as hereafter defined). Current Assets, Other Assets and Assumed Warranties shall be determined based on the Closing Balance Sheet as specified in Section 3.6.

     SECTION 2.2    Additional Purchase Price.  Buyer shall pay Seller an
                    -------------------------
additional amount based on EBITA for the Business for the nine month period ended September 30, 1998 ("Nine Month Additional Purchase Price"), the twelve
(12) month period ended December 31, 1998 ("1998 Additional Purchase Price") and for the six (6) month period ended June 30, 1999 ("1999 Additional Purchase Price") (the Nine Month Additional Purchase Price, the 1998 Additional Purchase Price and the 1999 Additional Purchase Price are collectively referred to as the "Additional Purchase Price"). The Nine Month Additional Purchase Price shall be determined under the following formula:

     $1,500,000.00 - (($2,000,000.00 - the lesser of (i) Nine Month EBITA or
(ii) $2,000,000) x 3.5), provided that if the Nine Month Additional Purchase Price is less than $1,500,000.00 (the "Nine Month Shortfall Amount") and Adjusted 1998 EBITA is at least $2,000,000.00, Buyer shall pay Seller the Nine Month Shortfall Amount.

The 1998 Additional Purchase Price shall be determined under the following formula:

     $3,500,000.00 - (($3,000,000.00 - the lesser of (i) Adjusted 1998 EBITA or
(ii) $3,000,000) x 3.5)

     EBITA shall mean net income of the Business before interest, taxes, amortization of acquisition intangibles, expenses of Goldstein Lewin & Co. in preparing the Reports (as hereinafter defined) and reasonable legal fees and costs relating to the transactions contemplated by this Agreement determined on the basis of generally accepted accounting principles by Buyer's independent certified public accountants in a manner that is materially consistent with the preparation of the Reports. No deduction shall be taken for payments for or in respect of pricing or other intercompany transactions or arrangements or payments to Buyer's independent certified public accountants or legal expenses made after the Closing between Seller, Buyer or their affiliates. Nine Month EBITA shall mean EBITA for the nine (9) month period ended September 30, 1998, and 1998 EBITA shall mean EBITA for the twelve
(12) month period ended December 31, 1998. To the extent that sales from the Business are less than $11,754,000.00 for the twelve (12) month period ended December 31, 1998, 1998 EBITA shall be adjusted ("Adjusted 1998 EBITA") to include the net contribution of backlog orders at December 31, 1998, to the extent that the amount of such backlog orders exceeds $646,000.00 ("Excess Backlog Orders"). Net contribution shall mean the gross dollar amount of the Excess Backlog Orders multiplied by the average gross profit percentage for the Business for the twelve (12) month period ended December 31, 1998, less commissions or bonuses to representatives or salespersons associated with such excess Backlog Orders. In any event, the amount of the Excess Backlog Orders utilized in the above calculation shall not exceed the lesser of (i) the amount of the shortfall in sales from $11,754,000.00, or (ii) $500,000. By way of example but without limitation, if 1998 EBITA (or 1998 Adjusted EBITA) is $2,900,000.00, the 1998 Additional Purchase Price shall be $3,150,000, and if 1998 EBITA (or 1998 Adjusted EBITA) is less than $2,000,000.00, no 1998 Additional Purchase Price shall be paid. Buyer shall pay 57% of the 1998 Additional Purchase Price in cash and 43% of the Additional Purchase Price in common stock of Buyer ("Koala Common Stock"). The number of shares of Koala Common Stock to be issued to Seller shall be based on the average daily closing sale price of Buyer's Common Stock on the Nasdaq National Market in the month of December 1998 (with the number of shares rounded to the nearest whole number). If payable, the Nine Month Additional Purchase Price shall be payable on the later of October 15, 1998 or fifteen (15) days after the Closing. If payable, the 1998 Additional Purchase Price and the Nine Month Shortfall Amount shall be paid to Seller on or before March 1, 1999. Seller agrees that the shares of Koala Common Stock may not be sold, exchanged or otherwise transferred for two
(2) years from their date of issuance and that the certificates representing such shares shall bear a legend to that effect; provided that Seller may assign such shares to the Shareholders, any trust for the benefit of the Shareholders and to any members of their immediate families (i.e., spouse and children) subject to the same restriction.

     The 1999 Additional Purchase Price shall equal $1,000,000.00 in cash. The 1999 Additional Purchase Price shall be payable only if EBITA for the six (6) months ended June 30, 1999 is greater than 120% of EBITA for the six (6) months ended June 30, 1998 (as shown in the Reports). The 1999 Additional Purchase Price shall be paid to Seller on or before September 1, 1999. EBITA for the purposes of the 1999 Additional Purchase Price shall be reduced by the amount of any adjustment to 1998 EBITA for Excess Backlog Orders.

     If after the Closing a Force Majeure (as hereinafter defined) occurs, the periods used in computing the Nine Month Additional Purchase Price, the 1998 Additional Purchase Price and the 1999 Additional Purchase Price shall be extended by the number of days during which the effects of a Force Majeure cause the operation of the Business to be suspended or materially limited. "Force Majeure" shall mean a fire, hurricane, tornado, flood or other Act of God, explosion, labor dispute, accident or other calamity, civil disturbance, riot, material slowdown or shutdown of any major supplier, government action or other similar event not within the control of Buyer or the death or incapacitation of Alan Bayman.

     SECTION 2.3    Allocation of Purchase Price.  The Purchase Price shall be
                    ----------------------------
allocated among the Purchased Assets in the manner set forth in Schedule 2.3. Buyer and Seller shall not take any position on their respective income tax returns that is inconsistent with the allocation of the Purchase Price as set forth in Schedule 2.3, and Buyer and Seller shall duly prepare and timely file such reports and information returns as may be required under Section 1060 of the Internal Revenue Code of 1986 to report the allocation of the Purchase Price among the assets as set forth in Schedule 2.3.

     SECTION 2.4    Past Due Payments.  If any payment due Seller is not timely
                    -----------------
paid and delivered to it on the due date, interest thereon shall accrue and be due at the rate of twelve (12.00%) per annum.

                                  ARTICLE III
                                  The Closing
                                  -----------

     SECTION 3.1    Place and Time.  The closing (the "Closing") under this
                    --------------
Agreement will take place on a date specified by Buyer (the date on which the Closing occurs is referred to herein as the "Closing Date"). The Closing will take place on three business days notice to Seller at the offices of Parcel Mauro PC, 1801 California Street, Suite 3600, Denver, Colorado. The Closing will be effective as of the 12:01 a.m. Eastern Time on the first day of the month in which the Closing occurs (the "Effective Time").

     SECTION 3.2    Payment and Delivery by Buyer.  At the Closing, and subject
                    -----------------------------
to the terms and conditions as set forth herein, Buyer shall:

                    (a) deliver to Seller the Cash Portion of the Purchase Price, net of the holdbacks described in Sections 3.8 and 3.9, and the amount determined under Section 2.1(b) in the form of a certified or bank cashier's check or by wire transfer of funds;

                    (b)  execute and deliver the certificate required by Section
9.1 hereof;

                    (c) cause Buyer to execute and deliver the General Assignment, Conveyance and Assumption Agreement described in Section 3.3 pursuant to which Buyer will assume the Assumed Liabilities; and

                    (d) deliver an opinion of Buyer's counsel reasonably acceptable to Seller and the Shareholders.

     SECTION 3.3    Delivery by Seller.  At the Closing, and subject to the
                    ------------------
terms and conditions as set forth herein, Seller shall:

                    (a) execute and deliver a General Assignment, Conveyance and Assumption Agreement, with warranty of title, conveying to Buyer all of the Purchased Assets;

                    (b) execute and deliver such other warranty bills of sale, endorsements, assignments, certificates of title, and other instruments of transfer and conveyance as are reasonably requested by Buyer including if required an Assignment of Lease;

                    (c) deliver fully executed releases of all liens, charges, encumbrances or security interests affecting the Purchased Assets;

                    (d) execute and deliver appropriate documents changing its name to a name that does not include "Park Structures";

                    (e) deliver duly signed consents required for the assignment of any Assigned Contracts;

                    (f)  execute and deliver the certificate required by Section
8.1 hereof; and

                    (g) deliver an opinion of counsel to Seller and the Shareholders reasonably acceptable to Buyer.

          The documents described in (a), (b), (e) and (f) shall be prepared by Buyer's counsel and shall be reasonably satisfactory to Seller and Seller's counsel. All of the Purchased Assets shall be conveyed to Buyer free and clear of all liens and encumbrances. Each party will from time to time after the Closing, at the other party's request, execute such further instruments as the other party reasonably deems necessary to carry out the sale of the Purchased Assets pursuant to this Agreement.

     SECTION 3.4    Other Deliveries.  At the Closing, and subject to the terms
                    ----------------
and conditions as set forth herein, Buyer and Alan Bayman shall enter into the letter agreement regarding his employment by Buyer attached as Exhibit A.

     SECTION 3.5    Possession.  Buyer shall be entitled to take possession of
                    ----------
and Seller shall deliver to Buyer the Purchased Assets at the close of business on the Closing Date effective as of the Effective Time. The delivery shall take place at Seller's principal place of business.

     SECTION 3.6    Calculation of Current Assets, Other Assets and Assumed
                    -------------------------------------------------------
Warranties. Current Assets, Other Assets and Assumed Warranties shall be
-----------
determined as of the close of business on the business day immediately preceding the Closing Date (the "Closing Balance Sheet Date") based on a balance sheet (the "Closing Balance Sheet") prepared by Buyer's independent certified public accountants in accordance with generally accepted accounting principles subject to the following:

                    (a) Purchased Inventory shall be valued at the lower of cost or market value, with no value being given to obsolete (i.e., not usable or saleable in the ordinary course within 120 days) or damaged inventory not usable in the ordinary course of business;

                    (b) Cash equivalents shall be valued at fair market value as of the close of business on the Closing Balance Sheet Date;

                    (c) Other Assets shall be valued as of the close of business on the Closing Balance Sheet Date in a manner consistent with Other Assets established in the Reports; and

                    (d) the warranty reserve for the Assumed Warranties shall be determined in a manner consistent with the warranty reserve established in the Reports.

     SECTION 3.7    Disputes Concerning Financial Calculations Affecting
                    ----------------------------------------------------
Purchase Price.  Buyer, Seller and the Shareholders agree not to dispute any
--------------
calculations agreed to as of the Closing under Section 2.1 absent manifest error. For the purpose of the Additional Purchase Price calculation described in Section 2.2 and the calculation in Section 3.8, Seller shall receive copies of the calculations prepared by Buyer's independent certified public accountants and may dispute any aspect of the calculations by giving written notice to Buyer within twenty-one (21) business days following the delivery of such calculation to Seller. If such dispute is not resolved promptly by agreement and in any event within twenty-one (21) business days after the delivery of the notice of dispute to Buyer, the matter will be referred to binding arbitration before a certified public accountant qualified to practice in Denver, Colorado who is mutually agreeable to the parties. If Seller and Buyer cannot agree on an arbitrator, each shall designate a certified public accountant qualified to practice in Denver, Colorado who shall meet and select another certified public accountant qualified to practice in Denver, Colorado to serve as the arbitrator. The arbitrator will determine the matter in dispute in accordance with the rules of the American Arbitration Association and will be instructed to make a decision within thirty (30) days of being appointed. At any time during such thirty (30) day period, Seller or Buyer may make written submissions to the arbitrator concerning the specific items in dispute, copies of which submissions will be delivered to the other parties contemporaneously with the delivery thereof to the arbitrator. The decision of the arbitrator with respect to any matter in dispute shall be final and binding on Buyer and Seller and, to the fullest extent permitted by law, shall not be subject to appeal or review by any party. The fees and expenses of the arbitrator shall be borne equally by Seller and Buyer. Upon agreement with respect to all matters in dispute, or upon a decision of the arbitrator with respect to all matters in dispute, such amendments shall be made to the calculations as may be appropriate to reflect such agreement or such decision, as the case may be.

     SECTION 3.8    Purchase Price Adjustment Procedures.  Schedule 3.8 is a
                    -------------------------------------
preliminary calculation of the Current Assets, Other Assets and Assumed Warranties and the Cash Portion of the Purchase Price relating thereto to be paid at Closing based upon the June 30 Balance Sheet. Pending final calculation of Current Assets, Other Assets and Assumed Warranties under Sections 3.6 and
3.7 and the Accounts Receivable Shortfall (as hereinafter defined), if any, $400,000.00 (the "Holdback Amount") of the Cash Portion of the Purchase Price shall be held back at the Closing. Seller and Buyer shall cooperate to complete the final calculation of Current Assets, Other Assets and Assumed Warranties as soon as possible, but in no event later than one hundred fifty (150) days following the Closing Date. Accounts Receivable shall be valued as of the close of business on the Closing Balance Sheet Date, net of a reserve in an amount consistent with the reserve established in the Reports, with no value being given to Accounts Receivable more than one hundred fifty (150) days past due (the "Net Accounts Receivable Value"). The Notes Receivable shall be valued at their outstanding principal and accrued interest balances on the Closing Balance Sheet Date. After the

Closing, Buyer shall use reasonable diligence to collect the Accounts Receivable in the ordinary course of business. Buyer shall not settle any Accounts Receivable for less than full payment without obtaining the prior written consent of Seller. If within one hundred fifty (150) days of the Closing, Buyer has not collected cash from such Accounts Receivable in an amount that is at least equal to the Net Accounts Receivable Value, the difference between the Net Accounts Receivable Value and the amount so collected (the "Accounts Receivable Shortfall") shall be retained by Buyer and any uncollected Accounts Receivable shall be immediately assigned to Seller. To the extent Buyer collects any Accounts Receivable for which it has attributed no value, Buyer shall promptly pay Seller such collected amounts. If a default occurs under a Note Receivable and Buyer is unable to collect such Note Receivable after making reasonable non-judicial collection attempts, Seller and the Shareholders shall promptly pay Buyer the outstanding amounts due under such Note Receivable and Buyer shall immediately assign to Seller the Note Receivable and any security interest therein. Within ten (10) days after Current Assets, Other Assets and Assumed Warranties and the Accounts Receivable Shortfall are calculated, the parties will determine the correct Cash Portion of the Purchase Price based on the adjustments described in Section 2.1, and the amount owed by Buyer to Seller or Seller to Buyer, as applicable, will be paid immediately by bank cashier's check or wire transfer as Seller may direct based on disbursement instructions signed by Buyer and Seller or, if Buyer and Seller are unable to agree, based on the decision of the arbitrator under Section 3.7. The amount paid to Seller shall include interest thereon from the Closing Date to the date of payment at five
(5) percent per annum.

     SECTION 3.9    Warranty Holdback.  To further protect Buyer against
                    -----------------
warranty claims for products and services sold by Seller prior to the Effective Time ("Pre-Closing Warranty Claims"), Seller shall, for a period of two (2) years after the Closing (the "Warranty Period"), satisfy any Pre-Closing Warranty Claims that individually have a cost ("Warranty Cost") in excess of $1,000 ("Covered Warranty Claims"). Buyer shall determine Warranty Cost consistently with the cost of satisfying warranty claims for products and service in the Business sold by Buyer after the Closing. Warranty Cost shall include Buyer's normal and customary prices and charges, including the cost of parts or other inventory and labor and shall be reduced by recoveries by Buyer from suppliers or other third parties. Seller shall promptly reimburse Buyer for the Warranty Cost of any Covered Warranty Claims.

                                  ARTICLE IV
         Representations and Warranties of Seller and the Shareholders
         -------------------------------------------------------------

          Seller and the Shareholders, jointly and severally, represent, promise and warrant to Buyer as of the date hereof and as of the Closing as follows:

     SECTION 4.1    Organization.  Each of Park Structures and Park Structures
                    ------------
Sales is a corporation duly organized, validly existing, and in good standing under the laws of Florida. Each has all power and authority to own its property and carry on the business as now conducted and has all necessary and material licenses, permits and government approvals. Each of Park Structures and Park Structures Sales is duly qualified to transact business in the jurisdictions listed on Schedule 4.1.

     SECTION 4.2    Authorization.  Alan Bayman and Kay Bayman are the sole
                    -------------
shareholders, beneficially and of record, of each of Park Structures and Park Structures Sales. The execution, delivery and performance of this Agreement and any other documents or instruments contemplated hereby have been duly authorized by all necessary action of Seller, Alan Bayman and Kay Bayman and this Agreement has been executed and delivered by Seller, Alan Bayman and Kay Bayman and constitutes a legal, valid and binding obligation of Seller, Alan Bayman and Kay Bayman enforceable in accordance with its terms, except that such enforcement may be limited by applicable bankruptcy, insolvency or other laws of general application affecting the enforceability of creditor's rights generally and except that specific performance and equitable remedies may only be granted in the discretion of a court of competent jurisdiction.

     SECTION 4.3    Financial Reports.  Attached hereto as Schedule 4.3 are true
                    -----------------
and correct copies of the audited financial statements (including a balance sheet and statement of income) of Seller for the two years ended December 31, 1997 and the audited financial statements (including a balance sheet (the "June 30 Balance Sheet") and statement of income) of Seller for the six months ended June 30, 1998. The foregoing audited financial statements shall be prepared by Goldstein Lewin & Co. and are referred to hereinafter collectively as the "Reports". The Reports shall contain an unqualified opinion of Goldstein Lewin & Co. Until Closing, Seller shall deliver to Buyer no later than the 15th day of each month a true and correct copy of the financial statements (including a balance sheet and statement of income) of Seller as of the last day of each preceding month prepared from the books of Seller without audit (the "Interim Reports") (collectively, the Reports and the Interim Reports shall be referred to as the "Financial Reports"). All such Financial Reports are in accordance with the books and records of Seller and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated (except as indicated therein), reflect all assets and liabilities of Seller, including all contingent liabilities, and present fairly and completely the financial condition of Seller and the business at such dates and results of its operations for the periods then ended, subject only, in the case of the Interim Reports, to normal year end adjustments.

     SECTION 4.4    Absence of Undisclosed Liabilities.  Except to the extent
                    ----------------------------------
reflected or reserved against in the Reports or disclosed on Schedule 4.4, to the best knowledge of Seller and the Shareholders, Seller did not have as of the date of the Reports any material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

     SECTION 4.5    Absence of Certain Changes.  Except as contemplated by this
                    --------------------------
Agreement, since June 30, 1998, Seller has not and will not have as of the Closing Date:

                    (a) Except as disclosed in Schedule 4.5, suffered any material adverse change in its financial condition, assets, liabilities, business, or prospects; experienced any labor difficulty; or suffered any material casualty loss (whether or not insured);

                    (b) Incurred any material obligations or liabilities (whether absolute, accrued, contingent, or otherwise and whether due or to become due), except current liabilities in the ordinary course of business and consistent with past practice;

                    (c) Entered into any contracts or agreements except in the ordinary course of business and consistent with past practice;

                    (d) Except as disclosed on Schedule 4.5, permitted or allowed any of its properties or assets, real, personal, or mixed, tangible or intangible, to be mortgaged, pledged, or subjected to any lien or encumbrance other than the lien of current property taxes not yet due and payable;

                    (e) Except as disclosed in Schedule 4.5, written down or written up the value of any of its inventory, or written off as uncollectible any of its notes or accounts receivable or any portion thereof, except for write downs and write-offs in the ordinary course of business, consistent with past practice;

                    (f) Canceled any other material debts or claims, or waived any rights of substantial value, or sold or transferred any of its properties or assets, real, personal, or mixed, tangible or intangible, except in the ordinary course of business and consistent with past practice;

                    (g) Knowingly disposed of or permitted to lapse any patent, trademark, or copyright or any patent, trademark, or copyright application or license, or disposed of or disclosed to any person or trade secret, formula, process, or know-how;

                    (h) Granted any increase in compensation or rate of compensation or commission payable or to become payable to any of its employees or agents except merit or seniority increases made in the usual course of business and heretofore disclosed to Buyer;

                    (i) Except for the leasehold improvements approved by Buyer under Section 2.1(c), made capital expenditures or commitments for additions to property, plant, or equipment;

                    (j) Made any changes in any method of accounting or accounting practice; or

                    (k) Agreed, whether in writing or otherwise, to take any action described in this Section 4.5

     SECTION 4.6    Title to Purchased Assets.  Except as disclosed on Schedule
                    -------------------------
4.6, the Purchased Assets constitute all of the assets used in the business and Seller owns, and has the right to transfer to Buyer, the Purchased Assets, free and clear of any liens, charges, encumbrances or security interests, whether by mortgage, pledge, lien, conditional sale agreement, encumbrance, charge, or otherwise, and such Purchased Assets are not subject to any lease or license other than as described on Schedule 4.6. At the Closing all of the liens and encumbrances described on Schedule 4.6 affecting the Purchased Assets will be paid or discharged in full. There are no outstanding options, agreements or commitments obligating Seller to sell the Business or any of the Purchased Assets to any other person except for sales of products in the ordinary course of business. The Purchased

Assets owned are in good and serviceable condition and suitable for the uses for which they are intended, and the owned and leased Purchased Assets and their use conform in all material respects to all applicable laws, including building and zoning laws or other applicable laws, and no notice of any violation of building or zoning laws or other applicable ordinances or regulations relating to the Purchased Assets and their use has been received by Seller. No special assessment, impact fee or similar charge has been imposed or, to the knowledge of Seller or the Shareholders is proposed to be imposed against any of the Purchased Assets. Seller enjoys peaceful and undisturbed possession under all leases under which it is operating, and all said leases are valid and subsisting and in full force and effect. Except for the Purchased Assets, Seller has no other assets or properties, tangible or intangible, used, usable or useful in the operation of the Business.

     SECTION 4.7    Personal Property.  Schedule 4.7 contains a complete and
                    -----------------
accurate list of all of the Personal Property used by Seller in the Business with a value in excess of $1,000.00. Except as otherwise disclosed on Schedule 4.7, the Personal Property and Supplies are all in possession of Seller and located at Seller's principal place of business, are in good and useable condition and repair with no known material defects and of a quality and quantity useable in, and adequate for, the ordinary course of business.

     SECTION 4.8    Property Violations.  Seller has not received any
                    -------------------
notification that there is any violation of any building, zoning, or other law, ordinance, or regulation in respect of any property used by Seller in the business, and to the best of its knowledge no such violation exists.

     SECTION 4.9    Purchased Inventory.  The Purchased Inventory is in good
                    -------------------
condition and consists of a quality, type and quantity useable and saleable in the ordinary course of business without discounts or adjustments.

     SECTION 4.10   Accounts Receivable.  All of the Accounts Receivable have
                    -------------------
been or will have been created in the ordinary course of business from the sale of Seller's products or services on normally and customary terms of sale, represent bona fide obligations from unrelated parties, and are collectible in the ordinary course except to the extent of the reserve provided for in the Reports, and no obligor with respect to any Accounts Receivable has any right of offset against Seller.

     SECTION 4.11   Compliance with Other Instruments.  Seller and the
                    ---------------------------------
Shareholders have complete and unrestricted power to undertake and perform all of the obligations contained in this Agreement. Neither the execution and delivery, nor the consummation of the transactions provided for in this agreement, will violate the organizational documents of Seller or any material agreement, mortgage, indenture, license, franchise, permit, lease or other instrument, judgment, decree, order, law or regulation by which Seller or the Shareholders are bound. No consent is required for Seller or the Shareholders to enter into this Agreement or consummate the transactions contemplated thereby that has not been obtained.

     SECTION 4.12   Litigation.  Except as disclosed in Schedule 4.12, there is
                    ----------
no action, suit, litigation or proceeding pending, or, to the best knowledge of Seller and the Shareholders, threatened against or relating to Seller or the Business.

     SECTION 4.13   Tax Returns.  Seller's income tax returns for the years
                    -----------
ended December 31, 1993, 1994, 1995, 1996 and 1997, true and correct copies of which have been provided to Buyer, are materially correct and complete. Seller has duly filed all tax reports and returns required to be filed by it and has duly paid all taxes and other charges due or claimed to be due from it by federal, provincial, state, or local taxing authorities (including, without limitation, those due in respect of its properties, income, franchise, licenses, sales, and payrolls); there are no tax liens upon any of the Purchased Assets (other than liens for current taxes not yet due); there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against the Purchased Assets or Seller nor are there to the best knowledge of Seller and the Shareholders any actions, suits, proceedings, investigations or claims now pending against Seller or relating to the Business; and, there are no pending discussions or questions relating to, or claims asserted for taxes or assessments against Seller.

     SECTION 4.14   Insurance and Other Claims.  Schedule 4.14 contains a
                    --------------------------
summary of claims filed against Seller, whether or not covered by insurance maintained by Seller. The current policies issued to Seller, copies of which are attached as part of Schedule 4.14, are valid, outstanding, and enforceable policies which shall continue to be in effect through the Closing. Seller has not been refused any insurance nor has any such coverage been limited by an insurance carrier to which it has applied for insurance during the last three years.

     SECTION 4.15   Leases.  Schedule 4.15 hereto contains an accurate and
                    ------
complete description of the terms of all leases pursuant to which Seller leases real or personal property from or to others. A true, correct and complete copy of all leases (including all amendments or modifications thereto) have been provided to Buyer. All such leases are valid, binding, in full force and effect with no default thereunder and enforceable in accordance with their terms, except that such enforcement may be limited by applicable bankruptcy, insolvency or other laws of general application affecting the enforceability of creditor's rights generally and except that specific performance and equitable remedies may only be granted in the discretion of a court of competent jurisdiction. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not terminate or be a cause for default under any such leases and no consent to assignment of any of such leases is required that has not been obtained.

     SECTION 4.16   Intellectual Property.  Schedule 4.16 hereto contains an
                    ---------------------
accurate and complete description of all Intellectual Property owned or held by Seller and used in the Business, as well as all pending applications for registration of any rights in Intellectual Property. No products sold, nor any patents, formulae, processes, designs, patterns, know-how, trade secrets, trademarks, trade names, assumed names, copyrights, or designations used in its business are included in any interference proceeding or infringe on any proprietary rights of any person. No licenses, sublicenses or covenants have been granted or entered into by Seller in respect of any Intellectual Property. Seller validly owns or has valid licenses for Intellectual Property that is necessary for the conduct of the business as now conducted. Seller and the Shareholders have no knowledge of any infringement against any Intellectual Property.

     SECTION 4.17   Employee Matters.  Schedule 4.17 hereto contains an accurate
                    ----------------
and complete (a) list of all employees showing their date of hire, compensation, accrued vacation and sick leave as of the date of this Agreement and (b) a description of, and the annual amount payable pursuant to, each fringe-benefit plan or arrangement payable to employees (including each bonus, deferred compensation, or other arrangement). Except as disclosed on Schedule 4.17, there are no contracts of employment with any employees. Seller has complied with all applicable laws relative to employee benefits. Seller is not a party to any collective bargaining or other labor agreement and neither Seller nor the Shareholders are aware of any labor union organizing activities involving Seller's employees. Seller shall update Schedule
4.17 as of the Closing.

     SECTION 4.18   Contracts and Commitments. Schedule 1.1(d) hereto is a list
                    -------------------------
of all of the following contracts, agreements, plans, arrangements, or commitments currently in effect for the benefit of or relating to the Business:

                    (a) All contracts, contract rights, purchase orders, agreements and commitments with respect to the sale of products or services;

                    (b) all contracts, contract rights, purchase orders, agreements and commitments for the purchase of supplies, materials, equipment, parts inventory, or other products involving expenditures or commitments in excess of $3,000;

                    (c) All sales agency and distributor agreements or franchises;

                    (d) All other agreements with suppliers of goods and services involving expenditures or commitments in excess of $3,000 or which cannot be terminated on thirty (30) days' notice;

                    (e) All agreements providing for the services of any independent contractor;

          Except as specified in Schedule 4.18, all of such contracts, agreements, and commitments, are valid, binding, and in full force and effect and there is no existing material default thereunder; and the transaction contemplated by this Agreement will not create nor result in a default thereunder and will not cause acceleration of any obligation of any party thereto or the creation of any lien, encumbrance, or security interest in or upon any Purchased Assets or grant any other right or remedy to a third party; copies of all of the documents described in the aforesaid schedules have been delivered to Buyer or will be delivered upon request and are, or will when delivered be, true and complete in all material respects and include all material amendments, supplements or modifications thereto. Seller shall update
Schedule 4.18 as of the Closing Date to reflect changes to such Schedule between the date of this Agreement and the Effective Time; provided that no such changes shall be made to such Schedule without Buyer's prior written consent if such changes, either individually or in the aggregate, would increase the liability of Buyer beyond that which Buyer shall have under the Assigned Contracts as of the date of this Agreement.

     SECTION 4.19   Compliance with Law.  Seller has not received any notice of
                    -------------------
any violation of, and Seller has complied in all material respects with, all laws, regulations, and orders applicable to the Business including all rules and regulations of the Consumer Product Safety Commission.

Without limiting the foregoing, Seller has not violated and is not now in violation of any federal, state nor local environmental law. Seller has not received or is subject to any order, decree, claim, injunction or notice of violation, noncompliance or potential liability under or relating to any environmental law, and no threat has been made and, to the knowledge of Seller no basis exists for the issuance or assertion of any such order, claim or notice. Except as disclosed in Schedule 4.19, to Seller's and the Shareholders' knowledge, no environmental conditions exist at, on or under, and there has been no generation, treatment, storage, disposal, transfer or release of any hazardous substances or hazardous materials as defined under any environmental law at, on, under or from, any of the properties owned, leased or operated by Seller that could give rise to any material liability to Seller. The letter attached to Schedule 4.19 that establishes an environmental baseline for the Business is true, accurate and complete.

     SECTION 4.20   Licenses and Permits.  Schedule 4.20 hereto is a list of all
                    --------------------
licenses and permits required for Seller's operation of the Business, all of which are in full force and effect.

     SECTION 4.21   Product Warranties.  The warranty reserve reflected on the
                    ------------------
Closing Balance Sheet will adequately cover the amount of all warranty claims for products and services sold by Seller prior to the Effective Time.

     SECTION 4.22   No Condemnation.  No proceedings are pending or, to the
                    ---------------
knowledge of Seller threatened with respect to the condemnation or taking by eminent domain of any of the Properties.

     SECTION 4.23   Year 2000 Issue.  Seller and the Shareholders acknowledge
                    ---------------
that the approach of the year 2000 has become a potential problem for businesses utilizing computers in their operations since many computer programs are date sensitive and will only recognize the year 1900 or not at all (the Year "2000 Issue"). To Seller's and the Shareholders' knowledge, except as disclosed in
Schedule 4.23, all software programs included in the Business are Year 2000 compliant, that is, the operation and functionality of such software programs will not be materially adversely affected by the Year 2000 Issue and there are no other material Year 2000 Issues involving Seller, its suppliers or customers that may have a material adverse effect upon the Business.

     SECTION 4.24   No Adverse Conditions.  Except as otherwise set forth in
                    ---------------------
this Agreement, the Assets are not subject to any adverse conditions or circumstances that could reasonably be expected to interfere with Buyer's use and enjoyment of or opportunity to resell or encumber any of the Assets or that might otherwise impede Buyer's ability to conduct the Business using the Assets.

     SECTION 4.25   Disclosure.  All material facts of which Seller or the
                    ----------
Shareholders have knowledge relating to the Business or the operations, financial condition and prospects of Seller and the business are reflected in the Financial Reports or have been disclosed in this Agreement or otherwise disclosed in writing to Buyer. No representation or warranty by Seller or the Shareholders contained in this Agreement and no statement contained in any exhibit, schedule certificate, list, or other writing furnished to the Buyer pursuant to the provision hereof contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not materially misleading.

                                   ARTICLE V
                     Conduct of Business Prior to Closing
                     ------------------------------------

          Seller and the Shareholders, jointly and severally, covenant and agree that from the date of this Agreement and prior to the Closing, except as Buyer shall have consented in writing:

     SECTION 5.1    Operation in Ordinary Course.  The Business will be
                    ----------------------------
conducted only in the ordinary course consistent with past practices. Seller shall not make any distributions or other payments to Seller's shareholders except for compensation for services consistent with past practices.

     SECTION 5.2    Operation of the Business.  Seller and the Shareholders
                    -------------------------
shall use their best efforts to keep the Business intact and to preserve the goodwill of suppliers, customers and others having business relations with Seller and to keep available to Buyer the services of the present employees and agents.

     SECTION 5.3    Employees.  Seller shall pay all salaries, wages, payroll
                    ---------
taxes, benefits, vacation pay, all other fringe benefit costs, and all other costs of every nature whatsoever due or accrued at or prior to the Closing to or for the benefit of its employees or agents. Seller shall hold Buyer harmless and indemnify Buyer from loss, cost or expense including but not limited to attorneys' fees which might result from any claim by or on behalf of any of Seller's employees relating to the foregoing. Effective as of the close of business on the Closing Date, Seller shall terminate the employment of all of Seller's employees and Buyer shall have the right to hire such employees as contemplated by Section 12.3 hereof.

     SECTION 5.4    Payment of Liabilities.  Seller shall pay as the same
                    ----------------------
becomes due all of Seller's liabilities accrued after, at, or prior to the Closing; provided Seller shall be entitled to contest any liabilities in good faith so long as no lien or charge is imposed on the Purchased Assets or Buyer as a result thereof.

     SECTION 5.5    Payment of Taxes.  Seller and the Shareholders shall
                    ----------------
promptly file all tax returns and pay all federal, state and local tax assessments and governmental charges which are or may be lawfully levied or assessed against Seller, the Business or the Purchased Assets for periods ending on or prior to the Effective Time, including, but not limited to income, ad valorem, sales, use, excise, franchise and personal property taxes. Buyer shall fully cooperate with Seller and the Shareholders to provide all information requested by Seller and the Shareholders to file such tax returns.

     SECTION 5.6    Access to Information.  Seller shall permit Buyer and their
                    ---------------------
authorized employees, agents, consultants, accountants and legal counsel, access, at Buyer's sole expense, risk and cost, during normal business hours and in such a manner as will not interfere with the conduct of Seller's business, to the books and records, properties and other Purchased Assets and will furnish Buyer with such additional financial and operating data and other information pertaining to the Business as Buyer may reasonably request; provided, however, that all site visits and inquiries of employees of Seller shall be coordinated through Alan Bayman.

     SECTION 5.7    Insurance.  Seller will maintain in effect through the
                    ---------
Closing Date all existing insurance coverage covering the Purchased Assets.

     SECTION 5.8    Maintenance of Properties, etc.  Through the Closing Date,
                    ------------------------------
Seller will maintain all the properties in customary repair, order and condition, reasonable wear and use and damage by fire or other casualty excepted. Seller shall be responsible for all risk of loss prior to the Closing Date.

     SECTION 5.9    Maintenance of Books, etc.  Through the Closing Date, Seller
                    --------------------------
will maintain the books, accounts and records in the usual manner on a basis consistent with prior periods. Seller will duly comply in all material respects with all laws and decrees applicable to it.

     SECTION 5.10   Certain Prohibited Transactions.  Through the Closing Date,
                    -------------------------------
except with the prior written consent of the Buyer, Seller will not enter into any contract to merge or consolidate with or sell all or any substantial part of the Purchased Assets to any other person, or engage in any discussions with any other party with respect to any of the foregoing, or change the character of the Business.

     SECTION 5.11   Notice of Adverse Changes.  Between the date of this
                    -------------------------
Agreement and the Closing Date, Seller shall promptly notify Buyer in writing of any materially adverse developments affecting the Business which become known to Seller or the Shareholders, including, without limitation, (i) any change in the condition, financial or otherwise, of the Business and its prospects that could have a material adverse effect on Seller, including, without limitation the loss of major sales representatives or other customers or suppliers; (ii) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Business, (iii) any notice of any violation, forfeiture, or complaint regarding the Business that might have a material adverse effect on Seller; or (iv) any representation or warranty made by Seller or the Shareholders hereunder shall have become inaccurate or untrue in any material respect. The items set forth in clauses (i) through (iv) above, together with any other item discovered by Buyer between the date of this Agreement and the Closing that Buyer reasonably believes have the same effect as the items set forth in clauses (i) through (iv) above, are referred to as a "Seller Material Adverse Change."

                                  ARTICLE VI
                              Covenants of Seller
                              -------------------

     SECTION 6.1    Telephone Number.  Seller will assist in the transfer of
                    ----------------
Seller's business telephone number to Buyer at the Closing.

     SECTION 6.2    Cooperation.  The parties shall use their reasonable best
                    -----------
efforts to cause the sale contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with and give notices to third parties which may be necessary or reasonably required in order to effect the transactions contemplated hereby. Seller and the Shareholders acknowledge that Buyer intends to finance the acquisition of the Purchased Assets hereunder through the public offering and sale of Buyer's Common Stock (the "Offering"). Seller and the Shareholders agree at their expense, except as otherwise set forth herein, to provide and to cause their attorneys, accountants, employees and agents to provide Buyer with all of the information that Buyer, its attorneys, accountants and agents and the underwriters for the Offering and their attorneys, accountants and agents may reasonably request in connection with the Offering. Such information shall be subject to the Confidentiality Agreement (as hereinafter defined). Prior to and following the Closing, Seller and the Shareholders shall use their reasonable best efforts to preserve the Business organization intact and to keep available the services of Seller's employees and representatives and to preserve the goodwill of the employees, customers, suppliers and others having business relations with Seller.

     SECTION 6.3    Non-Competition.  Each of Alan Bayman and Kay Bayman agrees
                    ---------------
that during the Non-Competition Period (as defined below), he shall not engage, directly or indirectly, through Seller or otherwise, whether as owner, director, officer, employee, consultant, agent or otherwise, in any business in competition with the Business or the business conducted by Buyer or any affiliate of Buyer following the Closing. The foregoing non-competition covenant will apply to any country in which Buyer or its affiliates are then selling its products or services. The foregoing non-competition covenant shall not preclude the purchase by Alan Bayman or Kay Bayman of up to five (5) percent of any publicly-held company that is in competition with the Business or the business conducted by Buyer or any affiliate of Buyer following the Closing. Each of Alan Bayman and Kay Bayman also covenants and agrees that during the Non-Competition Period, he will not directly or indirectly induce any employee of Buyer to terminate his employment with Buyer or hire or offer to hire any such employee, or hire, offer to hire, contract or otherwise agree to contract with any sales or marketing representatives or distributors with which Buyer does business. The "Non-Competition Period" shall mean the period commencing on the Closing Date and ending on the fifth anniversary of the later of (i) the Closing Date or (ii) the date that he ceases to be employed by Buyer or an affiliate. Each of Alan Bayman and Kay Bayman agrees that this non-competition covenant is reasonable and necessary from the standpoint of protecting Buyer from competing efforts and acknowledges that Buyer would not enter into this Agreement without this covenant. The provisions of this non-competition covenant are severable and shall be enforceable to the maximum extent permitted by law. If this covenant shall be held by a court of competent jurisdiction to be unenforceable under applicable law with respect to the entire area, the entire duration, or the scope of activities of the covenant, then the covenant shall be deemed enforceable in such part or parts of the area, for such lesser period of time and for such limited scope of activities as is permissible under applicable law. Each of Alan Bayman and Kay Bayman acknowledges that a breach of this non-competition covenant would result in irreparable damage to Buyer, and without limiting other remedies which may exist for a breach of this covenant, agree that this covenant may be enforced by temporary restraining order, temporary injunction, and permanent injunction restraining violation hereof, pending or following trial on the merits.

     SECTION 6.4    Transfer Taxes.  Buyer will be responsible for and shall pay
                    --------------
at Closing or at such other times as when due any taxes, excluding federal, state, local or foreign income or similar taxes required to be paid by Seller or the Shareholders, and any registration, transfer or assignment fees or charges required to be paid by a purchaser in respect of the sale and transfer of the Purchased Assets to Buyer, and Buyer shall indemnify and save Seller and the Shareholders harmless from and against any claims, demands, actions, causes of action, loss, damage, cost, penalty or expense whatsoever, including legal fees, suffered or incurred by Seller or the Shareholders by reason of the failure of Buyer to pay or discharge any such amounts.

                                  ARTICLE VII
                    Representations and Warranties of Buyer
                    ---------------------------------------

     Buyer represents, promises and warrants to Seller as follows:

     SECTION 7.1    Organization.  Buyer is a corporation duly organized,
                    ------------
validly existing, and in good standing under the laws of the State of Colorado, and has all corporate power and authority to own its property and carry on its business as now conducted.

     SECTION 7.2    Authorization.  The execution, delivery and performance of
                    -------------
this Agreement and any other documents or instruments contemplated hereby has been duly authorized by all necessary corporate actions of Buyer, and this Agreement has been executed and delivered by Buyer and constitutes a legal, valid and binding obligation of the Buyer enforceable in accordance with their terms, except that such enforcement may be limited by applicable bankruptcy, insolvency or other laws of the general application affecting the enforceability of creditor's rights generally and except that specific performance and equitable remedies may only be granted in the discretion of a court of competent jurisdiction.

     SECTION 7.3    Compliance with Other Instruments.  Buyer has complete and
                    ---------------------------------
unrestricted power to undertake and perform all of the obligations contained in this Agreement. Neither the execution and delivery, nor the consummation of the transactions provided for in this Agreement, will violate the Articles of Incorporation, or the Bylaws of Buyer or any material agreement, mortgage, indenture, license, franchise, permit, lease or other instrument, judgment, decree, order, law or regulation by which Buyer is bound.

     SECTION 7.4    Litigation.  There is no action, suit, litigation or
                    ----------
proceeding pending, or, to the best knowledge of Buyer, threatened against or relating to Buyer which could adversely affect the ability of Buyer to perform the transactions contemplated by this Agreement.

                                  ARTICLE VII
                  Conditions Precedent to Buyer's Obligations
                  -------------------------------------------

     The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the fulfillment to its satisfaction of the following conditions prior to or at the Closing (unless expressly waived in writing by Buyer).

     SECTION 8.1    Representations, Warranties and Covenants.  The
                    -----------------------------------------
representations and warranties made by Seller and the Shareholders shall be true and correct in all material respects at and as of the Closing Date; and Seller and the Shareholders shall have performed and complied in all material respects with all covenants, agreements and conditions contained in this Agreement required to be performed or complied with by them prior to the Closing and Seller shall provide to Buyer at the Closing a certificate to such effect executed by Seller and the Shareholders.

     SECTION 8.2    Litigation.  There shall be no litigation pending or
                    ----------
threatened against Seller or the Shareholders with respect to the consummation of this Agreement or which could adversely affect the ability of Seller to convey the Purchased Assets to Buyer.

     SECTION 8.3    Consent and Approval.  There shall have been obtained and
                    --------------------
delivered to Buyer the consent of any party whose failure to consent would materially affect any asset or right transferred to Buyer or would materially affect Buyer's ability to operate the Business.

     SECTION 8.4    Financing.  Buyer shall have closed the Offering on terms
                    ---------
acceptable to Buyer.

     SECTION 8.5    Seller Material Adverse Change.  There shall not have
                    ------------------------------
occurred a Seller Material Adverse Change.

                                  ARTICLE IX
                 Conditions Precedent to Seller's Obligations
                 --------------------------------------------

     The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the fulfillment to its satisfaction of the following conditions prior to at the Closing (unless expressly waived in writing by Seller):

     SECTION 9.1    Representations, Warranties and Covenants.  The
                    -----------------------------------------
representations and warranties made by Buyer shall be true and correct in all material respects at and as of the Closing Date and Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions contained in this Agreement required to be performed or complied with by it prior to the Closing and Buyer shall provide to Seller at the Closing a certificate to such effect executed by an officer of Buyer.

     SECTION 9.2    Litigation.  There shall be no litigation pending or
                    ----------
threatened against Buyer with respect to the consummation of this Agreement.

                                   ARTICLE X
                                  Termination
                                  -----------

     SECTION 10.1   Grounds for Termination.  This Agreement may be terminated
                    -----------------------
at any time prior to the Closing:

                    (a) by the mutual written agreement of Seller, the Shareholders and Buyer;

                    (b) if any court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable, by Buyer or Seller by the delivery of written notice to such effect to the other party;

                    (c)  by Buyer if a Seller Material Adverse Change occurs;

                    (d) by either party (meaning Seller and the Shareholders on the one hand and Buyer on the other hand) if any of the representations and warranties made by the other party in this Agreement were materially false or misleading as of the date given or as of the Closing Date, and these false or misleading representations or warranties have not been waived by the party giving notice of termination;

                    (e) by either party (meaning Seller and the Shareholders on the one hand and Buyer on the other hand) if any covenant or agreement of the other party shall not have been materially complied with or performed and this noncompliance or nonperformance shall not have been waived by the party giving notice of termination;

                    (f) by either party (meaning Seller and the Shareholders on the one hand and Buyer on the other hand) if any condition of such party set forth in this Agreement is not satisfied as of December 31, 1998 and such condition has not been waived by the party giving notice of termination; or

                    (g) by any party if the Closing has not occurred by October 31, 1998 ("Final Closing Date"); provided that if Buyer delivers to Seller, on or before October 10, 1998 and November 10, 1998, respectively, a letter or letters stating that Buyer in good faith is seeking to satisfy the condition set forth in Section 8.4 or otherwise finance the transactions covered by this Agreement, the Final Closing Date shall be extended to November 30, 1998 and December 31, 1998, respectively. In no event shall the Final Closing Date be extended beyond December 31, 1998 without the prior written consent of the parties to this Agreement..

Notwithstanding the foregoing, a party shall not be allowed to exercise any right of termination (i) pursuant to Sections 10.1(d), (e) or (f) unless such party shall first have given the other party written notice of the misrepresentation, noncompliance, nonperformance or nonsatisfaction and the other party shall not have cured same within 30 days, or (ii) pursuant to any provision of this Section 10.1 if (A) the event giving rise to such termination right shall be due to the failure of such party to perform or observe in any material respect any of the covenants, agreements or conditions set forth herein to be performed or observed by such party, or (B) such party is then in material breach of this Agreement.

     SECTION 10.2   Effect of Termination.  Any termination of this Agreement
                    ---------------------
pursuant to Section 10.1 shall have the following effect:

                    (a) if termination is pursuant to Section 10.1(a), then the parties shall determine the effect of such termination as a part of their agreement;

                    (b)  if such termination is pursuant to Section 10.1(b),
(c), (f) or (g), then no party shall have any liability to another; provided, however, each party shall remain liable to the other if a condition is not satisfied due to the failure of a party to use its best efforts to satisfy such condition and provided further that if such termination is pursuant to a failure by Buyer to satisfy the condition set forth in Section 8.4 then Buyer shall pay Seller the reasonable audit expenses of Seller in obtaining the audited financial statements included in the Reports and the reasonable attorneys' fees of Seller in connection with this Agreement;

                    (c)  if such termination is pursuant to Section 10.1(d) or
(e), then the terminating party may recover from the other(s) any and all damages, costs and expenses (including, without limitation, reasonable attorneys' fees) sustained or incurred by the terminating party;

                    (d) Seller, the Shareholders and Buyer hereby agree that the provisions of this Section 10.2 and Article XI shall survive any termination of this Agreement pursuant to the provisions of this Article X; and

                    (e) Buyer shall return all materials and documents provided to Buyer by Seller in accordance with the terms of the Confidentiality and Non-Disclosure Agreement dated March 12, 1998, as amended (the "Confidentiality Agreement").

                                  ARTICLE XI
                            Survival and Indemnity
                            ----------------------

     SECTION 11.1   Survival of Representations, Warranties and Covenants.  All
                    -----------------------------------------------------
of the representations and warranties contained in Articles IV and VII and in any documents delivered pursuant to this Agreement shall survive the Closing hereunder for a period of two (2) years except for representations and warranties regarding taxes which shall survive for the period of the applicable limitation period for such taxes. The covenants and agreements of all the parties herein, including without limitation the agreements of Seller in Section
1.4 and the covenants of Seller and the Shareholders in Article VI and the indemnity obligations relating thereto, shall survive the Closing subject only to the applicable limitation period. The representations and warranties of the parties shall remain in full force and effect for the specified period of time regardless of the Closing and irrespective of any investigation which the parties or their respective counsel or accountants or other representatives may make in connection with this transaction or any matter involved therein.

     SECTION 11.2   Indemnity by Seller and the Shareholders.  Seller and the
                    ----------------------------------------
Shareholders and their successors, jointly and severally, shall indemnify, save, and hold harmless Buyer from and against any "Damages" as hereinafter defined. "Damages," as used herein, shall mean and include any loss, damage, cost, expense or other liability (including any loss, cost, expense or other liability, reasonable attorneys' fees and costs incurred in trial and appellate proceedings) which Buyer may incur or suffer by reason of or arising out of (i) any breach or default in the performance by Seller or the Shareholders of any covenant or agreement of Seller or the Shareholders contained in this Agreement;
(ii) any breach of warranty or inaccurate or erroneous representation made by Seller or the Shareholders herein or in any certificate or other instrument delivered by or on behalf of the Seller or Shareholders pursuant hereto or (iii) other than Assumed Liabilities, any liabilities of Seller, including without limitation those arising from Seller's failure to pay when due or otherwise discharge all liabilities relating to the Business and its operations prior to the Effective Time that are not Assumed Liabilities; provided Seller shall be entitled to contest any liabilities in good faith so long as no lien or charge is imposed on the Purchased Assets or Buyer as a result thereof. The foregoing indemnity is not intended to include any damages caused by Buyer in the conduct of the Business following the Closing. Buyer shall be entitled to exercise all remedies provided by law in the event of Seller's or either Shareholder's breach of any representation, warranty, covenant or agreement; provided, however that, to the extent applicable, Buyer agrees to use reasonable efforts to obtain payment from the insurance provided for in Section 11.5 before pursuing its remedies against Seller or the Shareholders hereunder.

     SECTION 11.3   Indemnity by Buyer.  Buyer and its successors shall
                    ------------------
indemnify, save and hold harmless Seller and the Shareholders from and against any "Damages" as hereinafter defined. "Damages," as used herein, shall mean and include any loss, damage, cost, expense or other liability (including any loss, cost, expense or other liability, reasonable attorneys' fees and costs incurred in trial and appellate proceedings), which Seller or Alan Bayman may incur or suffer by reason of or arising out of (i) except to the extent otherwise provided herein, any claim made against Seller or either of the Shareholders in respect of any of the liabilities assumed by Buyer pursuant to Section 1.3, (ii) any breach or default in the performance by Buyer of any covenant or agreement of Buyer contained in this Agreement, or (iii) any breach of warranty or inaccurate or erroneous representation made by Buyer herein or in any certificate or other instrument delivered by or on behalf of the Buyer pursuant hereto. The foregoing indemnity is not intended to include any damages caused by Seller or either Shareholder in the conduct of the Business prior to the Closing. Seller and the Shareholders shall be entitled to exercise all remedies provided by law in the event of Buyer's breach of any representation, warranty, covenant or agreement.

     SECTION 11.4   Notice of Claim.  If either party to this Agreement (the
                    ---------------
"Indemnified Party") shall become aware of any claim, proceeding or other matter involving any loss in respect of which the other party (the "Indemnifying Party") is required to indemnify the Indemnified Party pursuant to this Agreement, then the Indemnified Party shall promptly and in any case within ninety (90) days of becoming aware of the Claim give written notice thereof to the Indemnifying Party. The notice shall specify with reasonable particularity the factual basis for the claim and the amount of the claim if known.

     SECTION 11.5   Security.  Seller agrees to maintain discontinued operations
                    --------
product liability insurance with an insurer and in an amount reasonably acceptable to Buyer for a period of four (4) years from Closing to secure Seller's indemnification obligation for product liability claims under Section
11.2 hereof. Seller shall bear the premium cost for such insurance up to a maximum of $16,000 per year. Upon presentment of an invoice, Buyer shall reimburse Seller to the extent such premium exceeds $16,000 per year. Such policy shall name Buyer as an additional insured and shall contain a clause requiring the insurer to give Buyer at least thirty (30) days' notice of cancellation or suspension of such policy. Seller shall furnish Buyer with a copy of such policy and any amendments thereto.

     SECTION 11.6   Limitation.  The liability of Seller and the Shareholders
                    ----------
for any claim relating to a breach of or any inaccuracy in any of the representations and warranties shall be limited to the Purchase Price. Seller and the Shareholders shall not be liable under Section 11.2 for any claim for indemnity for breach of a warranty or representation until the aggregate of all such claims exceeds $15,000.

     SECTION 11.7   Right of Set-Off.  Buyer shall have no right of set-off
                    ----------------
against any amounts or payments due or to become due under the employment agreement referenced in Section 3.4 unless Buyer shall obtain an arbitration award or judgment in respect of any claim asserted by Buyer against one or more of Seller or Shareholders, and then only to the extent of such award or judgment. Buyer shall have a right to set-off payments due or to become due under Sections 2.2 and 3.8 for the amount of any claims under Section 11.2; provided that (a) Buyer shall remit to Seller the balance of the amounts due or to become due under Sections 2.2 and 3.8, (b) Buyer shall escrow the amount of such set-off payment pending resolution of the claim and (c), if an arbitration award or judgment shall determine that Buyer set-off payments in excess of the amount due Buyer (the "Wrongful Set-Off Amount"), Seller shall be entitled to recover interest on the Wrongful Set-Off Amount at a rate of twelve (12) percent per annum together with reasonable attorney's fees and costs.

                                  ARTICLE XII
                      Post-Closing Rights and Obligations
                      -----------------------------------

     SECTION 12.1   Delivery of Records.  At the Closing, Seller shall deliver
                    -------------------
to Buyer all of the books, records, and other documents or information relating to the Business but shall not be required to deliver any records, documents or other information regarding Seller.

     SECTION 12.2   Cooperation.  Seller and the Shareholders and Buyer shall
                    -----------
cooperate with each other as reasonably required to complete a smooth transition of the ownership of the Business from Seller to Buyer.

     SECTION 12.3   Employees.  Buyer shall offer to hire all of Seller's
                    ---------
employees following the Closing on substantially the same terms and conditions as disclosed in Schedule 4.17 including medical, dental and vacation plans, and consistent with Buyer's employment policies, but Buyer shall thereafter have the right to modify the terms of employment or terminate the employment of any employee. Buyer shall be responsible for all payments due employees following the Closing, including payments due as a result of termination of employment of any employee following the Closing Date and shall indemnify and hold Seller harmless with respect thereto.

     SECTION 12.4   Further Assurances.  After the Closing, Seller and Buyer
                    ------------------
will take all appropriate action and execute any documents, instruments or conveyances of any kind that may be reasonably necessary to effectuate the intent of this Agreement.

                                  ARTICLE XII
                                    General
                                    -------

     SECTION 13.1   Notice.  All notices, requests, demands and other
                    ------
communications hereunder shall be furnished to the other party at its address listed below (or such other address as notified in writing), shall be in writing, and shall be deemed to have been duly given if delivered personally or mailed, by certified or registered mail, return receipt requested and postage prepaid.

                    (a)  If to Buyer, to:

                    Koala Corporation
                    5031 South Ulster Street, Suite 300
                    Denver, Colorado  80237
                    Attn:  Mark A. Betker

                    With a copy to:

                    Parcel Mauro PC
                    1801 California Street, Suite 3600
                    Denver, Colorado  80202
                    Attn: Douglas R. Wright, Esq.

               (b)  If to Seller, Alan Bayman or Kay Bayman, to:

                    Park Structures, Inc.
                    12325 West Sample Road
                    Coral Springs, Florida 33065
                    Attn: Alan Bayman

                    With a copy to:

                    Rutherford, Mulhall & Wargo, P.A.
                    2600 N. Military Trail
                    Boca Raton, Florida 33431
                    Attn:  Robert L. Wunker, Esq.

     SECTION 13.2   Amendment.  This Agreement may be amended or modified only
                    ---------
by a written instrument executed by the party hereto against which it is to be enforced.

     SECTION 13.3   Specific Performance.  Because of the unique nature of the
                    --------------------
Purchased Assets, Buyer shall have the right to specific performance of this Agreement.

     SECTION 13.4   Expenses of Parties.  Except as otherwise specifically
                    -------------------
provided herein, each party to this Agreement shall pay its own expenses (including, without limitation, the fees and expenses of their respective agents, representatives, counsel and accountants) incidental to the preparation and carrying out of this Agreement. In the event a party commences legal action against another party to enforce its rights under this Agreement, the prevailing party in such action shall be entitled to recover all of its costs and expenses in connection therewith, including reasonable attorneys' fees and costs.

     SECTION 13.5   Brokers.  Seller and the Shareholders represent and warrant
                    -------
to Buyer, and Buyer represents and warrants to Seller and the Shareholders, that they have not engaged any broker, funder, agent or other third party in connection with this Agreement. Seller and the Shareholders, jointly and severally, shall indemnify Buyer and Buyer shall indemnify Seller and the Shareholders, against any claim by any third person for any commission, brokerage, finder's fee or other payment based upon any alleged agreement or understanding between such party and such third person, whether expressed or implied from the actions of such party.

     SECTION 13.6   Governing Law.  This Agreement is being delivered in and
                    -------------
shall be construed in accordance with and governed by the laws of the State of Colorado.

     SECTION 13.7   Headings.  The headings contained in this Agreement are for
                    --------
reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     SECTION 13.8   Prior Agreements; Counterparts.  Except for the
                    ------------------------------
Confidentiality Agreement, this Agreement, with its Exhibits and Schedules, merges and integrates all prior agreements and representations respecting this transaction, whether written or oral, and constitutes the sole agreement of the parties in connection therewith. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 13.9   Assignment.  This Agreement shall not be assignable by
                    ----------
Seller, the Shareholders or Buyer, except that Buyer may assign this Agreement to a wholly owned subsidiary provided Buyer remains fully liable to Seller and the Shareholders hereunder. Subject to the foregoing, this Agreement shall be binding upon, and inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of Seller, the Shareholders and Buyer. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

     SECTION 13.10  Waiver.  The failure of any party to enforce any right
                    ------
arising under this Agreement on one or more occasions shall not operate as a waiver of that or any other right on that or any other occasion.

     SECTION 13.11  Submission to Jurisdiction.  Each of the parties irrevocably
                    --------------------------
submits to the jurisdiction of the federal or state courts of Colorado in any action and each party to this Agreement waives, and will not assert by way of motion, as a defense, or otherwise, in any action, claim that:

                    (a) that party is not subject to the jurisdiction of the courts of Colorado;

                    (b)  the action is brought in an inconvenient forum;

                    (c)  the venue of the action is improper; or

                    (d) any subject matter of the action may not be enforced in or by the courts of Colorado; provided that Seller or the Shareholders may bring an action asserting breach of this Agreement by Buyer (other than as a counterclaim to an action already commenced by Buyer in Colorado) in the federal or state courts of Florida.

     SECTION 13.12  Press Release.  The parties will consult with each other
                    -------------
prior to the issuance of any press release regarding this Agreement. Seller and the Shareholders acknowledge, however, that Buyer is required to make certain disclosures regarding this Agreement as required by applicable securities laws.

     SECTION 13.13  Counterparts.  This Agreement may be executed in multiple
                    ------------
counterparts and by facsimile signature, all of which together shall be deemed one and the same originally executed document.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                   SELLER:

                                   PARK STRUCTURES, INC.


                                   By:_____________________________________
                                        President


                                   PARK STRUCTURES SALES, INC.


                                   By:_____________________________________
                                        President


                                   SHAREHOLDER

                                   ________________________________________
                                   Alan Bayman


                                   SHAREHOLDER

                                   ________________________________________
                                   Kay Bayman



                                   BUYER:

                                   KOALA CORPORATION



                                   By:_____________________________________
                                        Chairman and Chief
                                        Executive Officer

                                   EXHIBIT A

                               EMPLOYMENT LETTER

                            _________________, 1998



Mr. Alan Bayman
Park Structures, Inc.
12325 West Sample Road
Coral Springs, Florida 33065

Dear Alan:

     This letter will set forth your compensation during the term of your employment as President of the Park Structures division of Koala Corporation ("Koala"). The Park Structures division is referred to herein as "Park Structures."

     1. This letter is given in connection with the acquisition of the business and substantially all of the assets of Park Structures, Inc. pursuant to the terms of the Agreement for Sale and Purchase of Assets dated as of August 7, 1998 (the "Purchase Agreement").

     2. Effective upon the closing under the Purchase Agreement, you will be employed on a full-time basis as President of Park Structures and, subject to the direction of the Chairman and Chief Executive Officer of Koala, will be responsible for all of the operations of Park Structures. You will have the authority delegated to you by, and will report to, the Chairman and Chief Executive Officer of Koala.

     3. You will serve as President of Park Structures until either the Chairman and Chief Executive Officer of Koala or you elect to terminate your employment upon not less than ninety (90) days prior written notice. Koala will not terminate your employment without "cause" as defined below prior to the end of the period described in Section 2.2 of the Purchase Agreement upon which the Additional Purchase Price is to be calculated.

     4. If your employment is terminated by Koala pursuant to paragraph 3 effective prior to December 31, 1999, without cause or as a result of your death, disability, incapacitation or other medical condition that precludes you from performing your duties hereunder, Koala will pay you or, in the event of death, your estate, a lump sum severance payment equal to your then current base salary from the effective date of termination through December 31, 1999. You will not be entitled to any severance payment if you voluntarily terminate your employment with Koala, Koala terminates your employment for cause or the Company terminates your employment effective after December 31, 1999 for any reason.
For this purpose, "cause" shall mean misappropriation of company funds, failure to perform your duties as directed by the Chairman and Chief Executive

Officer of Koala, usurping a corporate opportunity, acting outside the scope of your authority, conviction of a felony or other similar actions.

     5. You will be entitled to a base salary of $100,000.00 per year, payable in accordance with Koala's regular payroll practices. Through June 30, 1999, you, as shareholder of Park Structures, will be receiving a contingent payment under the Purchase Agreement based on the performance of Park Structures. After June 30, 1999, you will be entitled to participate in Koala's incentive compensation plan which will provide for additional compensation based on the performance of Park Structures in the form of quarterly cash bonuses and discretionary stock options under Koala's Stock Option Plan. Koala will adopt the incentive compensation plan prior to June 30, 1999.

     6. Your base salary will be reviewed by the Chairman and Chief Executive Officer of Koala during November of each year commencing in 1999 and may be increased for the subsequent year.

     7. All payments to you under this agreement will be subject to required withholding.

     8. You will be entitled to participate in all of Koala's benefit plans for its employees, including vacation plans and medical insurance. These fringe benefits will be comparable to the benefits provided to the Chairman and Chief Executive Officer of Koala.

     9. Koala will reimburse you for your reasonable travel and lodging expenses in connection with travel for Koala as well as for other reasonable expenses you incur in connection with the performance of your duties for Koala. The reimbursements will include reasonable expenses (e.g., mileage and business insurance costs) for your use of your personal automobile for business purposes.

     We look forward to working with you as President of Park Structures. Please confirm your agreement to the terms of this letter by signing and returning the enclosed copy.

                                    Very truly yours,

                                    KOALA CORPORATION


                                    By:___________________________________
                                       Mark A. Betker
                                       Chairman and Chief Executive Officer

AGREED:


________________________________                Date:_________________________
Alan Bayman

                                SCHEDULE 1.1(C)

                                SCHEDULE 1.1(D)

                                 SCHEDULE 1.2

                                 SCHEDULE 2.3

                                 SCHEDULE 3.8

                                 SCHEDULE 4.1

                                 SCHEDULE 4.3

                                 SCHEDULE 4.4

                                 SCHEDULE 4.5

                                 SCHEDULE 4.6

                                 SCHEDULE 4.7

                                 SCHEDULE 4.12

                                 SCHEDULE 4.14

                                 SCHEDULE 4.15

                                 SCHEDULE 4.16

                                 SCHEDULE 4.17

                                 SCHEDULE 4.18

                                 SCHEDULE 4.19

                                 SCHEDULE 4.20

                                 SCHEDULE 4.23

                               TABLE OF CONTENTS
                               -----------------

                                                                                                 Page
                                                                                                 ----
RECITALS.......................................................................................   1

AGREEMENT......................................................................................   1

ARTICLE I
     Assets and Liabilities ...................................................................   1
     ----------------------
          SECTION 1.1       Sale of Assets.....................................................   1
                            --------------
          SECTION 1.2       Excluded Assets....................................................   2
                            ---------------
          SECTION 1.3       Liabilities Assumed by Buyer.......................................   3
                            ----------------------------
          SECTION 1.4       Liabilities Not Assumed by Buyer...................................   3
                            --------------------------------

ARTICLE II
     Purchase Price ...........................................................................   3
     --------------
          SECTION 2.1       Purchase Price.....................................................   3
                            --------------
          SECTION 2.2       Additional Purchase Price..........................................   4
                            -------------------------
          SECTION 2.3       Allocation of Purchase Price.......................................   5
                            ----------------------------
          SECTION 2.4       Past Due Payments..................................................   6
                            -----------------

ARTICLE III
     The Closing ..............................................................................   6
     -----------
          SECTION 3.1       Place and Time.....................................................   6
                            --------------
          SECTION 3.2       Payment and Delivery by Buyer......................................   6
                            -----------------------------
          SECTION 3.3       Delivery by Seller.................................................   6
                            ------------------
          SECTION 3.4       Other Deliveries...................................................   7
                            ----------------
          SECTION 3.5       Possession.........................................................   7
                            ----------
          SECTION 3.6       Calculation of Current Assets, Other Assets and Assumed Warranties    7
                            ------------------------------------------------------------------
          SECTION 3.7       Disputes Concerning Financial Calculations Affecting Purchase Price   8
                            -------------------------------------------------------------------
          SECTION 3.8       Purchase Price Adjustment Procedures...............................   8
                            ------------------------------------
          SECTION 3.9       Warranty Holdback..................................................   9
                            -----------------

ARTICLE IV
     Representations and Warranties of Seller and the Shareholders .............................  9
     -------------------------------------------------------------
          SECTION 4.1       Organization........................................................  9
                            ------------
          SECTION 4.2       Authorization......................................................   9
                            -------------
          SECTION 4.3       Financial Reports..................................................  10
                            -----------------
          SECTION 4.4       Absence of Undisclosed Liabilities.................................  10
                            ----------------------------------
          SECTION 4.5       Absence of Certain Changes.........................................  10
                            --------------------------
          SECTION 4.6       Title to Purchased Assets..........................................  11
                            -------------------------
          SECTION 4.7       Personal Property..................................................  12
                            -----------------
          SECTION 4.8       Property Violations................................................  12
                            -------------------

                                                                                                 Page
                                                                                                 ----
          SECTION 4.9       Purchased Inventory................................................  12
                            -------------------
          SECTION 4.10      Accounts Receivable................................................  12
                            -------------------
          SECTION 4.11      Compliance with Other Instruments..................................  12
                            ---------------------------------
          SECTION 4.12      Litigation.........................................................  12
                            ----------
          SECTION 4.13      Tax Returns........................................................  12
                            -----------
          SECTION 4.14      Insurance and Other Claims.........................................  13
                            --------------------------
          SECTION 4.15      Leases.............................................................  13
                            ------
          SECTION 4.16      Intellectual Property..............................................  13
                            ---------------------
          SECTION 4.17      Employee Matters...................................................  13
                            ----------------
          SECTION 4.18      Contracts and Commitments..........................................  14
                            -------------------------
          SECTION 4.19      Compliance with Law................................................  14
                            -------------------
          SECTION 4.20      Licenses and Permits...............................................  15
                            --------------------
          SECTION 4.21      Product Warranties.................................................  15
                            ------------------
          SECTION 4.22      No Condemnation....................................................  15
                            ---------------
          SECTION 4.24      No Adverse Conditions..............................................  15
                            ---------------------
          SECTION 4.25      Disclosure.........................................................  15
                            ----------

ARTICLE V
     Conduct of Business Prior to Closing......................................................  15
     ------------------------------------
          SECTION 5.1       Operation in Ordinary Course.......................................  16
                            ----------------------------
          SECTION 5.2       Operation of the Business..........................................  16
                            -------------------------
          SECTION 5.3       Employees..........................................................  16
                            ---------
          SECTION 5.4       Payment of Liabilities.............................................  16
                            ----------------------
          SECTION 5.5       Payment of Taxes...................................................  16
                            ----------------
          SECTION 5.6       Access to Information..............................................  16
                            ---------------------
          SECTION 5.7       Insurance..........................................................  16
                            ---------
          SECTION 5.8       Maintenance of Properties, etc.....................................  16
                            ------------------------------
          SECTION 5.9       Maintenance of Books, etc..........................................  17
                            -------------------------
          SECTION 5.10      Certain Prohibited Transactions....................................  17
                            -------------------------------
          SECTION 5.11      Notice of Adverse Changes..........................................  17
                            -------------------------

ARTICLE VI
     Covenants of Seller.......................................................................  17
     -------------------
          SECTION 6.1       Telephone Number...................................................  17
                            ----------------
          SECTION 6.2       Cooperation........................................................  17
                            -----------
          SECTION 6.3       Non-Competition....................................................  18
                            ---------------
          SECTION 6.4       Transfer Taxes.....................................................  18
                            --------------

ARTICLE VII
     Representations and Warranties of Buyer...................................................  19
     ---------------------------------------
          SECTION 7.1       Organization.......................................................  19
                            ------------
          SECTION 7.2       Authorization......................................................  19
                            -------------
          SECTION 7.3       Compliance with Other Instruments..................................  19
                            ---------------------------------
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          SECTION 7.4       Litigation.........................................................  19
                            ----------

ARTICLE VIII
     Conditions Precedent to Buyer's Obligations...............................................  19
     -------------------------------------------
          SECTION 8.1       Representations, Warranties and Covenants..........................  19
                            -----------------------------------------
          SECTION 8.2       Litigation.........................................................  20
                            ----------
          SECTION 8.3       Consent and Approval...............................................  20
                            --------------------
          SECTION 8.4       Financing..........................................................  20
                            ---------
          SECTION 8.5       Seller Material Adverse Change.....................................  20
                            ------------------------------

ARTICLE IX
     Conditions Precedent to Seller's Obligations..............................................  20
     --------------------------------------------
          SECTION 9.1       Representations, Warranties and Covenants..........................  20
                            -----------------------------------------
          SECTION 9.2       Litigation.........................................................  20
                            ----------

ARTICLE X
     Termination...............................................................................  20
     -----------
          SECTION 10.1      Grounds for Termination............................................  20
                            -----------------------
          SECTION 10.2      Effect of Termination..............................................  21
                            ---------------------

ARTICLE XI
     Survival and Indemnity....................................................................  22
     ----------------------
          SECTION 11.1      Survival of Representations, Warranties and Covenants..............  22
                            -----------------------------------------------------
          SECTION 11.2      Indemnity by Seller and the Shareholders...........................  22
                            ----------------------------------------
          SECTION 11.3      Indemnity by Buyer.................................................  23
                            ------------------
          SECTION 11.4      Notice of Claim....................................................  23
                            ---------------
          SECTION 11.5      Security...........................................................  23
                            --------
          SECTION 11.6      Limitation.........................................................  23
                            ----------
          SECTION 11.7      Right of Set-Off...................................................  24
                            ----------------

ARTICLE XII
     Post-Closing Rights and Obligations.......................................................  24
     -----------------------------------
          SECTION 12.1      Delivery of Records................................................  24
                            -------------------
          SECTION 12.2      Cooperation........................................................  24
                            -----------
          SECTION 12.3      Employees..........................................................  24
                            ---------
          SECTION 12.4      Further Assurances.................................................  24
                            ------------------

ARTICLE XIII
     General...................................................................................  24
     -------
          SECTION 13.1      Notice.............................................................  24
                            ------
          SECTION 13.2      Amendment..........................................................  25
                            ---------
          SECTION 13.3      Specific Performance...............................................  25
                            --------------------
          SECTION 13.4      Expenses of Parties................................................  25
                            -------------------
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          SECTION 13.5      Brokers............................................................  25
                            -------
          SECTION 13.6      Governing Law......................................................  26
                            -------------
          SECTION 13.7      Headings...........................................................  26
                            --------
          SECTION 13.8      Prior Agreements; Counterparts.....................................  26
                            ------------------------------
          SECTION 13.9      Assignment.........................................................  26
                            ----------
          SECTION 13.10     Waiver.............................................................  26
                            ------
          SECTION 13.11     Submission to Jurisdiction.........................................  26
                            --------------------------
          SECTION 13.12     Press Release......................................................  26
                            -------------
          SECTION 13.13     Counterparts.......................................................  27
                            ------------
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